UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2006
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 7, 2006, Noble Energy Production, Inc. (“Noble”), a subsidiary of Noble Energy, Inc. (the “Company”), entered into a Purchase and Sale Agreement with U.S. Exploration Holdings, LLC (“Seller”), U.S. Exploration Holdings, Inc. and United States Exploration, Inc., by which Noble agreed to purchase all of the issued and outstanding shares of U.S. Exploration Holdings, Inc. (the “Agreement”). Total consideration for the shares will be in form of cash and in the amount of Four Hundred Eleven Million Dollars ($411,000,000), subject to adjustments for title and environmental defects and other customary items. The Purchase and Sale Agreement contains representations, warranties and covenants that are customary for a transaction of this type. Seller has agreed to retire all associated company debt, terminate its commodity hedges and make all severance payments prior to closing.
     The entry into the Agreement was approved by the Company’s Board of Directors prior to execution. The closing of the transaction contemplated in the Agreement is subject to customary conditions and is expected to occur on March 29, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: February 10, 2006	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel and Secretary